Exhibit 10.1

October 4, 2006

Univest Management EPSP,

c/o Frank Gerardi, Trustee

149 West Village Way

Jupiter, FL 33458

Re:	Secured Promissory Note

Dear Mr. Gerardi:

In connection with Secured Promissory Note, dated December 12, 2005 (the “Note”), as amended by letter agreement dated January 30, 2006, and by letter agreement dated July 21, 2006, in favor of Univest Management EPSP, c/o Frank Gerardi, Trustee (the “Holder”), this letter sets forth the agreement of the parties hereto to amend the maturity date of said Note and to lower the interest rate effective as of October 1, 2006.

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Note is amended by:

1. Replacing the last sentence of the first paragraph thereof (definition of Maturity Date) with:

As used herein, the "Maturity Date" means December 31, 2006; and

2. Reducing the Stated Interest Rate (also referred to as the Amended Stated Interest Rate) to 10%, for interest accruing on or after October 1, 2006.

All other provisions of the Note, as amended from time to time, shall remain in full force and effect.

The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement. This agreement may be signed in counterparts and by facsimile.

Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

IGI, INC.

By	/s/Carlene Lloyd
Name: Carlene Lloyd
Title: Vice President of Finance

ACCEPTED AND AGREED:

By: UNIVEST MANAGEMENT EPSP

/s/ Frank Geradi
Frank Gerardi, Trustee